                                                                     Exhibit 4.6

                          REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 18, 1997 by and among BRE Properties, Inc., a Maryland corporation (the "Company"), BRE Property Investors LLC, a Delaware limited liability company (the "Operating Company"), and the parties set forth in Exhibit A attached hereto.
   ---------

                  WHEREAS, the Company, the Operating Company and certain contributors identified on Schedule A thereto (the "Contributors"), have entered into a Contribution Agreement, dated as of September 29, 1997 (the "Contribution Agreement"), pursuant to which, among other things, the Contributors, the Company and the Operating Company have agreed to combine their properties and related assets;

                  WHEREAS, pursuant to the Contribution Agreement, the Company has agreed to issue shares of common stock of the Company (the "Company Shares") to certain of the Contributors, Contributing Partners and Distributees (as such terms are defined in the Contribution Agreement) (the Contributors, Contributing Partners and Distributees being referred to herein collectively as the "Investors"), and the Operating Company has agreed to issue units of membership interest of the Operating Company (the "Units") to certain of the Investors;

                  WHEREAS, the Units are convertible, at any time after one year following issuance, into Company Shares or, at the option of the Company, cash, as set forth in the Operating Company's Limited Liability Company Agreement (the "LLC Operating Agreement"); and

                  WHEREAS, in order to permit the Investors to freely offer and sell the Company Shares that may be issued upon conversion of Units upon or after the date hereof and to permit the Investors to freely offer and sell the Company Shares that they receive pursuant to the Contribution Agreement, the Company has agreed to provide the Investors with the registration rights provided herein.

                  NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

ARTICLE 1.        Registration Rights.
                  -------------------

                  The Investors shall be entitled to registration of their Registrable Shares under the Securities Act of 1933, as amended (the "Securities Act"), upon and subject to the terms and conditions set forth herein (the "Registration Rights"). As used herein, the term "Registrable Shares" means the Company Shares issued to the Investors pursuant to the Contribution Agreement and the Company Shares issued to the Investors upon conversion or exchange of Units, excluding (i) any Company Shares that have been sold or otherwise disposed of by an

Investor under a Registration Statement (as hereinafter defined) or other effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, (ii) any Company Shares that are eligible for sale pursuant to Rule 144(k) under the Securities Act, which are held by any Investor (or permitted assignee) who is not an affiliate of the Company within the meaning of Rule 144 (a "Rule 144 Affiliate"), and (iii) any Company Shares held by any Investor (or permitted assignee) who is a Rule 144 Affiliate if all of such Company Shares are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold within a period of three months in accordance with the volume limitations contained in Rule 144(e)(1).

         Section 1.1    Initial Registrations.
                        ---------------------

                  (a)   Company Shares Issued Upon Conversion of Units. Within
                        ----------------------------------------------
six (6) months after the date hereof or at such later date as may be appropriate under applicable rules or regulations of the Securities and Exchange Commission (the "SEC") but in all events within eleven (11) months following the date hereof, the Company shall cause to be filed with the SEC a registration statement ("Registration Statement") under Rule 415 of the Securities Act and related prospectus ("Prospectus") that comply in all material respects with applicable SEC rules providing for registration under the Securities Act of the offer and sale by the Investors of the total number of Registrable Shares that the Investors would own if they were to convert all Units owned by them, for which a sale by such Investors has not been consummated. The Company shall (subject to Section 1.6 hereof) use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable. So long as any Company Shares issuable upon conversion of Units remain Registrable Shares, the Company shall (subject to Section 1.6 hereof) use its reasonable efforts to keep the Registration Statement pursuant to this paragraph effective until the earlier of (i) such time as Form S-3 (or similar successor form of registration statement) is not available to the Company for registration of the Registrable Shares (the "S-3 Expiration Date") or (ii) the last to occur of (a) the tenth anniversary of the effectiveness thereof or (b) the first date upon which at least ten percent (10%) of the Units issued to the Investors under the terms of the Contribution Agreement are no longer outstanding.

                  (b) Company Shares Issued the Pursuant to the Contribution
                      ------------------------------------------------------
Agreement. The Company shall cause to be filed with the SEC, no later than ten
---------
(10) Business Days after the date hereof, a Registration Statement under Rule 415 of the Securities Act and related Prospectus that comply in all material respects with applicable SEC rules providing for registration under the Securities Act of the offer and sale by the Investors of all Registrable Shares received by them pursuant to the Contribution Agreement. The Company shall (subject to Section 1.6 hereof) use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable. So long as any Company Shares received pursuant to the Contribution Agreement remain Registrable Shares, the Company shall (subject to Section 1.6 hereof) use its reasonable efforts to keep the Registration Statement pursuant to this paragraph effective with respect to all, and not less than all, of such Company Shares (and will not permit the registration of any securities of the Company other than Registrable Shares under such Registration Statement), until the earlier of
(i) the S-3 Expiration Date or (ii) the second anniversary of the effectiveness thereof (the "Two Year Expiration Date"); provided, however, that solely with respect to any Registrable Shares issued pursuant to the Contribution Agreement to The Prudential Insurance

Company of America ("Prudential"), the Two Year Expiration Date shall automatically and without lapse or any action of the parties be extended to and through the first date upon which counsel for the Company reasonably acceptable to Prudential advises the Company in writing (a copy of which is delivered to Prudential) that all Registrable Shares then owned by Prudential may be disposed of in a single transaction without registration pursuant to Rule 144(e)(1) or 144(k) of the Securities Act.

         Section 1.2 Registration Rights if Form S-3 is Not Available. The
                     ------------------------------------------------
following provisions shall apply with respect to Registrable Securities held by Investors during the period, if any, beginning on the date of the occurrence of an S-3 Expiration Date and ending on the date when the Company would no longer be obligated to maintain the applicable Registration Statement in effect pursuant to the terms of Section 1.1 but for the occurrence of the S-3 Expiration Date (the "Supplemental Rights Period"). During the Supplemental Rights Period, the Investors shall have the following rights:

                  (a) Demand Right. Investors may make a written request for
                      ------------
registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided, however, that (i) the Company shall not be obligated to effect more than one Demand Registration for Investors other than Prudential in any twelve month period and with respect to Prudential more than one Demand Registration in any twelve month period (subject, however, to Prudential's right to request a second Demand Registration within such twelve month period with respect to Registrable Securities held by it as provided in the last sentence of this subsection 1.2(a)), (ii) the number of Registrable Shares proposed to be sold by the Investors making such written request shall have an estimated market value at the time of such request (based upon the then market price of a Company Share) of at least $10,000,000 and (iii) an Investor shall be entitled to make or join in a maximum of two Demand Registrations. Subject to the foregoing, the number of Demand Registrations which may be made during the Supplemental Rights Period pursuant to this Section 1.2(a) shall be unlimited. The Company shall (subject to Section 1.6 hereof) file any registration statement required by this paragraph with the SEC within thirty
(30) days of receipt of the requisite Investor request and shall use its reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. The Company shall (subject to Section 1.6 hereof) use its reasonable efforts to keep each such registration statement filed hereunder continuously effective for a period of 90 days, unless such offering is an underwritten offering and the managing underwriter requires that the registration statement be kept effective for a longer period of time, in which event for such longer period up to 120 days (such period, in each case, to be extended by the number of days, if any, during which Investors were not permitted to make offers or sales under such registration statement by reason of
Section 1.6). The Company may elect to include in any such registration statement additional Common Shares to be issued by the Company subject, in the case of an underwritten secondary Demand Registration, to cutback by the managing underwriters. A registration shall not constitute a Demand Registration under this Section 1.2(a) until it has been declared effective. Notwithstanding the foregoing, Prudential may request a second Demand Registration within a twelve month period (subject to the $10,000,000 limitation set forth above) provided that the Company shall not be obligated to file a registration statement pursuant to any such Demand Registration within six months after the effective date of any earlier registration statement filed by the Company so long as Prudential was given a notice offering it the opportunity to sell its Registrable Shares under the earlier registration statement and Prudential did not request that all of its Registrable Shares be included; provided, however, that this limitation shall not apply if Prudential requested that all or a part of its Registrable Shares be included in the earlier registration statement but not all or such part were so included due to no fault of Prudential.

                  (b) Piggyback Rights. If the Company at any time during the
                      ----------------
Supplemental Rights Period proposes to file a registration statement under the Securities Act with respect to an offering of Company Shares solely for cash (other than under a shelf Registration Statement filed pursuant to Section 1.1 hereof or a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) in connection with a rights offering exclusively to existing holders of Common Shares or an offering solely to employees of the Company or its subsidiaries or (iii) relating to a transaction pursuant to Rule 145 of the Securities Act) the Company shall give written notice of the proposed registration to the holders of Registrable Shares not later than the earlier to occur of (i) the fifth day following receipt by the Company of notice of exercise of any Demand Registration or (ii) thirty (30) days prior to the filing thereof. The holders of Registrable Shares shall have the right to request that all or any part of the Registrable Shares be included in the registration by giving written notice to the Company within fifteen (15) days after the giving of the notice by the Company; provided, however, that (A) if the registration
                              --------  -------
relates to an underwritten primary offering on behalf of the Company and the managing underwriters of the offering determine in good faith that the aggregate amount of securities of the Company which those holders and the Company propose to include in the registration statement exceeds the maximum amount of securities that could practicably be included therein, the Company will include in the registration, first, the securities which the Company proposes to sell, second, pro rata, the Registrable Shares of the Investors, and third, pro rata, the securities of any subsequent holders of other piggyback registration rights, and (B) if the registration is an underwritten secondary registration on behalf of any security holders of the Company (including Investors holding Registrable Shares) and the managing underwriters determine in good faith that the aggregate amount of securities which the holders of Registrable Shares and such security holders propose to include in the registration exceeds the maximum amount of securities that could practicably be included therein, the Company will include in the registration, first, the securities to be sold for the account of those holders who demanded the registration, second, pro rata, the Registrable Shares of those Investors who did not exercise their demand registration rights and third, pro rata, other securities to be sold for the account of other holders electing to include securities in the registration. (It is understood, however, that the underwriters shall have the right to terminate entirely the participation therein of the holders of Registrable Shares if the underwriters eliminate entirely the participation in the registration of all the other holders electing to include (but not being entitled to demand inclusion of) securities in the registration because it is not practicable to include such securities in the registration.) If the registration is not an underwritten registration, then all of the Registrable Shares requested to be included in the registration shall be included. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of the holders of Registrable Shares shall be sold to prospective underwriters selected by such holders and approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the holders of Registrable Shares and any other holders demanding registration and the prospective underwriters. Registrable Shares need not be included in any Registration Statement pursuant to this provision if in the opinion of counsel to the Company reasonably acceptable to the holders of Registrable Shares (a copy of which opinion is delivered to such holders) registration under the Securities Act is not required for public distribution of the Registrable Shares without limitation as to number or volume.

                  (c) Company Purchase. Upon receipt by the Company of a
                      ----------------
registration request pursuant to this Section 1.2, the Company may, but is not obligated to, purchase from any Investor so requesting registration all, but not less than all, of the Registrable Shares which are the subject of the request at a price per share equal to the average closing prices of the Common Shares for the five trading days immediately preceding the date of the registration request. In the event the Company elects to purchase the Registrable Shares which are the subject of request, the Company shall notify the Investor within five business days of the date of receipt of the request by the Company, which notice shall indicate: (i) that the Company will purchase the Registrable Shares held by the Investor which are the subject of the request, (ii) the price per Share, calculated in accordance with the preceding sentence, which the Company will pay the Investor and (iii) the date upon which the Company shall repurchase such Shares, which date shall not be later than the tenth business day after receipt of the request relating to such Shares. If the Company so elects to purchase the Shares which are the subject of a registration request made pursuant to this Section 1.2, then upon such purchase the Company shall be relieved of its obligations under subsections 1.2(a) and (b) with respect to such Shares or as a result of the registration notice.

         Section 1.3  Additional Registration Procedures.
                      ----------------------------------

                  (a) The Company will provide to Investors a reasonable number of copies of any final Prospectus and any amendments or supplements thereto.

                  (b) The Company will use its reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable in connection with the disposition of the Registrable Shares owned by that Investor; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction,
(iii) consent to general service of process in any such an jurisdiction, or (iv) qualify Registrable Shares in a given jurisdiction where qualification would require the Company to register as a broker or dealer in that jurisdiction.

                  (c) In accordance with Section 7.9 of the Contribution Agreement, the Company will cause all Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

         Section 1.4  Cooperation. Each Investor agrees to provide in a timely
                      -----------
manner information regarding the proposed distribution by that Investor of the Registrable Shares and all other information reasonably requested by the Company in connection with preparation of and for inclusion in the Registration Statement.

         Section 1.5  Additional Shares. The parties agree that any Registration
                      -----------------
Statement may register shares that are not Registrable Shares but are Company Shares held by others, or to be issued to others, subject, however, to the terms and conditions of this Agreement.

         Section 1.6  Suspension of Offering. Notwithstanding the foregoing
                      ----------------------
provisions of this Agreement, the Company shall not be required to file a Registration Statement or to keep the Registration Statement effective if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company (in the judgment of its Board of Directors, President or Chief Executive Officer) has a bona fide business
                                                       ---- ----
purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company (i)
                                         --------  -------
will promptly notify the holders of Registrable Shares otherwise entitled to registration of each such determination and (ii) may not delay, suspend or withdraw the Registration Statement for such reason more than twice in any twelve (12)-month period or three times in any twenty-four (24) month period or for more than sixty (60) days at any one time. Upon receipt of any notice from the Company of the happening of any event during the period the Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, Investors agree that they will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until Investors receive copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receive notice that any post-effective amendment has become effective. If so directed by the Company, Investors will deliver to the Company any copies of the Prospectus covering the Registrable Shares in their possession at the time of receipt of such notice.

         Section 1.7  Expenses. The Company shall pay all expenses incident to
                      --------
the performance by it of its obligations under this Agreement, including (i) all SEC or stock exchange registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Registration Statement and Prospectus and any amended or supplemental Prospectus, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, comfort letters). Investors shall be responsible for the payment of any and all other expenses incurred by them in connection with the conversion of their Units and sale of their Registrable Shares, including, without limitation, brokerage and sales commissions, underwriting discounts, fees and disbursements of counsel representing any Investors, and any transfer taxes relating to the sale or disposition of the Registrable Shares by Investors.

ARTICLE 2.   Indemnification; Contribution.
             -----------------------------

         Section 2.1  Indemnification by the Company. The Company agrees to
                      ------------------------------
indemnify and hold harmless each Investor, its officers and directors and each person, if any, who controls any Investor within the meaning of Section 15 of the Securities Act as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

                  (c) subject to the limitations set forth in Section 2.3, against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided however, that the indemnity provided pursuant to this Section 2.1 does
-------- -------
not apply to any Investor with respect to any loss, liability, claim, damage or expense that arise out of or are based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by that Investor expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amended or supplement thereto) or (y) that Investor's failure to deliver an amended or supplemental Prospectus provided by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         Section 2.2  Indemnification by Investors. Each Investor agrees to
                      ----------------------------
indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed the Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 2.1 hereof (except that any settlement described in Section 2.1(b) shall be effected with the written consent of the Investor, which shall not be unreasonably withheld), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (x) any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by that Investor expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) that Investor's failure to deliver an amended or supplemental Prospectus provided by the Company if the loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         Section 2.3  Conduct of Indemnification Proceedings. Each indemnified
                      --------------------------------------
party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 2.1 or 2.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 2.1 or 2.2 above. If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided,
                                                                      --------
however, that, if the defendants in any such action or proceeding include both
-------
the indemnified party and the indemnifying party and the indemnified party reasonably determines upon advice of counsel that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, which counsel shall be chosen by the indemnified party and approved by the indemnifying party, which approval shall not be unreasonably withheld; provided, however, it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm. If the indemnifying party does not assume the defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, which shall not be unreasonably withheld. If an indemnifying party assumes the defense of an action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding except as set forth in the proviso in the second sentence of this Section 2.3. Unless and until a final judgment that an indemnified party is not entitled to the costs of defense under the foregoing provision, the indemnifying party shall reimburse promptly as they are incurred, the indemnified party's costs of defense.

         Section 2.4  Contribution. To provide for just and equitable
                      ------------
contribution in circumstances in which the indemnity agreement provided for in this Section 2 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and each Investor shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity agreement incurred by the Company and each Investor, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Investor on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the action.

         The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Article 2, no Investor shall be required to pay or contribute any amount in excess of the lesser of (i) the total price at which the Registrable Shares of that Investor were sold to the public or (ii) the amount of any damages which that Investor would otherwise have been required to pay by reason of the untrue statement or omission.

         Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.4, each director and officer of an Investor and each person, if any, who controls an Investor within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as that Investor, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

ARTICLE 3.    Miscellaneous.
              -------------

         Section 3.1  Amendments and Waivers. The provisions of this Agreement
                      ----------------------
may not be amended, modified, supplemented or waived without the written consent of the Company and Investors holding at least two-thirds (2/3) of the then outstanding Registrable Shares and Units (on an as-converted basis) combined; provided, however, that the provisions of this Agreement applicable to Prudential may not be amended, modified, supplemented or waived without the written consent of Prudential.

         Section 3.2  Notices. All notices and other communications provided for
                      -------
or permitted hereunder shall be made in writing by hand delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery, to each Investor at the address indicated on the records of the Company and the Operating Company and to the Company at the address indicated below:

                           One Montgomery Street, Suite 2500
                           Telesis Tower
                           San Francisco, California 94104
                           Attention:       Frank C. McDowell
                           Phone:           (415) 445-6530
                           Fax:             (415) 445-6599

                           with a copy to:

                           Farella Braun & Martel LLP
                           Thirtieth Floor
                           Russ Building
                           235 Montgomery Street
                           San Francisco, California 94109
                           Attention:       Morgan P. Guenther, Esq.
                           Phone:           (415) 954-4400
                           Fax:             (415) 954-4480

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered, if delivered by an air courier guaranteeing overnight delivery.

         Section 3.3  Assignment; Successors and Assigns. This Agreement and the
                      ----------------------------------
rights granted hereunder may not be assigned by any Investor without the written consent of the Company; provided, however, that the rights granted hereunder may
                        --------  -------
be assigned by any Investor in connection with a transfer of Registrable Shares or Units (i) to any affiliate of such Investor, (ii) to any stockholder, partner, member or other owner of such Investor, or (iii) to any other Investor. Any permitted assignee of an Investor hereunder shall be entitled to all of the benefits of this Agreement and subsequent to its obligations.

         Section 3.4  Governing Law. The laws of the State of Maryland shall
                      -------------
govern all questions concerning the relative rights of the Company and its shareholders and questions concerning the construction, validity and interpretation of this Agreement, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

         Section 3.5  Specific Performance. The parties hereto acknowledge that
                      --------------------
there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligation of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

         Section 3.6  Severability. If any provision of this Agreement is held
                      ------------
to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 3.6.

         Section 3.7  Descriptive Headings. The descriptive headings of this
                      --------------------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         Section 3.8  Entire Agreement. This Agreement is intended by the
                      ----------------
parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 3.9  Counterparts. This Agreement may be executed
                      ------------
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.



                                            BRE PROPERTIES, INC.



                                            By /s/ Frank C. McDowell
                                               ---------------------------------
                                               Frank C. McDowell
                                               Chief Executive Officer


                                            BRE PROPERTY INVESTORS, LLC

                                            By: BRE PROPERTIES, INC.
                                            Its: Managing Member



                                            By /s/ Frank C. McDowell
                                               ---------------------------------
                                               Frank C. McDowell
                                               Chief Executive Officer

                                            THE NORTHWESTERN MUTUAL LIFE
                                            INSURANCE COMPANY



                                            By /s/ Eugene R. Skaggs
                                               ---------------------------------
                                            Name: Eugene R. Skaggs
                                            Title: Vice President

                                            THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA



                                            By /s/ Paul L. Bordogna
                                              ----------------------------------
                                                   Paul L. Bordogna
                                                   Vice President

                                            /s/ V. Jay Hiemenz
                                            ------------------------------------
                                            V. Jay Hiemenz

                                            /s/ William W. Thompson
                                            ------------------------------------
                                            William W. Thompson

                                            CROW RESIDENTIAL REALTY
                                            INVESTORS, L.P.

                                            By:  Crow Family Inc.
                                            Its: General Partner



                                            By: /s/ Timothy J. Hogan
                                                --------------------------------
                                                Name: Timothy J. Hogan
                                                Title: Vice President

                                            TCF RESIDENTIAL PARTNERSHIP, LTD.

                                            By:  Mill Springs Holdings, Inc.,
                                            Its: General Partner


                                                 By: /s/ Timothy J. Hogan
                                                    ----------------------------
                                                        Name: Timothy J. Hogan
                                                        Title: Vice President

                                            LEONARD W. WOOD FAMILY LIMITED
                                            PARTNERSHIP



                                            By: /s/ Leonard W. Wood
                                               ---------------------------------
                                                 Leonard W. Wood
                                            Its: General Partner

                                            /s/ J. Ronald Terwilliger
                                            ------------------------------------
                                            J. Ronald Terwilliger

                                            J. RONALD TERWILLIGER GRANTOR TRUST



                                            By: /s/ J. Ronald Terwilliger
                                               ---------------------------------
                                               J. Ronald Terwilliger, Trustee

                                            /s/ Robert M. Hutt
                                            ------------------------------------
                                            Robert M. Hutt

                                            /s/ David J. Elwell
                                            ------------------------------------
                                            David J. Elwell

                                                 /s/ Patrick W. Dukes
                                                 ------------------------------
                                                 Patrick W. Dukes

                                                 /s/ Harlan R. Crow
                                                 ------------------------------
                                                 Harlan R. Crow

                                                 /s/ Trammell S. Crow
                                                 ------------------------------
                                                 Trammell S. Crow

                                                 /s/ Jeffrey A. Duke
                                                 ------------------------------
                                                 Jeffrey A. Duke

                                                 /s/ Kevin A. Baldridge
                                                 ------------------------------
                                                 Kevin A. Baldridge

                                                 /s/ Clifford A. Breining
                                                 ------------------------------
                                                 Clifford A. Breining

                                             CFP RESIDENTIAL, L.P.

                                             By: Crow Family, Inc.
                                             Its:General Partner


                                                 By: /s/ Timothy J. Hogan
                                                    ----------------------------
                                                    Timothy J. Hogan
                                                    Vice President

                                                 /s/ E. Garth Erdossy
                                                 ------------------------------
                                                 E. Garth Erdossy

                                                 /s/ Randy J. Pace
                                                 ------------------------------
                                                 Randy J. Pace

                                                 /s/ Robert C. Speicher
                                                 ------------------------------
                                                 Robert C. Speicher

                                                 /s/ Robert C. Talbott
                                                 ------------------------------
                                                 Robert C. Talbott

                                                 /s/ Bruce C. Ward
                                                 ------------------------------
                                                 Bruce C. Ward

                                                 SALOMON BROTHERS REAL ESTATE
                                                 DEVELOPMENT CORP



                                                 By: /s/ John P. Buza
                                                    ----------------------------
                                                    Name:  John P. Buza
                                                    Title: Vice President

CROW-WESTERN N.C. HIGHLANDS LIMITED PARTNERSHIP


         By:      TCF Residential Partnership, Ltd.
         Its:     Managing General Partner

                  By:      Mill Spring Holdings, Inc.
                  Its:     General Partner



                  /s/ Timothy J. Hogan
                  -----------------------------------
                  By:      Timothy J. Hogan
                  Its:     Vice President

CROW-WESTERN #402 - VALLEJO II LIMITED PARTNERSHIP


         By:      TCF Residential Partnership, Ltd.
         Its:     Managing General Partner

                  By:      Mill Spring Holdings, Inc.
                  Its:     General Partner



                  /s/ Timothy J. Hogan
                  -----------------------------------
                  By:      Timothy J. Hogan
                  Its:     Vice President

                                    EXHIBIT A

Kevin A. Baldridge

Clifford A. Breining

Crow Residential Realty Investors, L.P.

CFP Residential, L.P.

Harlan R. Crow

Trammell S. Crow

Patrick W. Dukes

Jeffrey A. Duke

David J. Elwell

E. Garth Erdossy

V. Jay Hiemenz

Robert M. Hutt

J. Ronald Terwilliger Grantor Trust

Leonard W. Wood Family Limited Partnership

The Northwestern Mutual Life Insurance Company

Randy J. Pace

The Prudential Insurance Company of America

RCS Development Corporation

Robert C. Talbott

TCF Residential Partnership Ltd.

J. Ronald Terwilliger

William W. Thompson

Salomon Brothers Real Estate Development Corp

Bruce C. Ward

Crow-Western N.C. Highlands Limited Partnership

Crow-Western #402 - Vallejo II Limited Partnership